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                                                                    Exhibit 21.1

                          Watson Pharmaceuticals, Inc.
                          Subsidiaries of the Company





Name                                          Country or State of Incorporation
----                                          ---------------------------------

Watson Laboratories, Inc.                     Nevada
Watson Pharmaceuticals (Asia) Ltd.            British Virgin Islands
Corona Pharmaceuticals, Inc.                  Nevada
Circa Pharmaceuticals, Inc.                   New York